Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-255089) and S- 8 (No. 333- 255124) of our report dated April 18, 2024, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023.

BDO AG

/s/ Christoph Tschumi	/s/ Nigel Le Masurier

Zurich, Switzerland, April 18, 2024